Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-143854, 333-204619 and 2-81081) on Form S-8 of AstroNova, Inc. of our report dated April 10, 2018, related to our audit of the consolidated financial statements, internal control over financial reporting and the financial statement schedule, which appear in this Annual Report on Form 10-K for the year ended January 31, 2018.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 10, 2018